EXHIBIT NO. 99.(g) 2

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.  AND EACH OF THE INVESTMENT COMPANIES

Dated as of April 30, 2015

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund

MFS Series Trust II	MFS Growth Fund

MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund

MFS Series Trust IV	MFS Mid Cap Growth Fund

MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund

MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund

MFS Series Trust VII	MFS European Equity Fund MFS Asia Pacific ex-Japan Fund

MFS Series Trust VIII	MFS Global Growth Fund MFS Strategic Income Fund

MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund

Trust	Fund

MFS Series Trust X	MFS Absolute Return Fund MFS Global Bond Fund

MFS Series Trust XIII	MFS Government Securities Fund MFS Diversified Income Fund

MFS Series Trust XIV	MFS Institutional Money Market Portfolio

MFS Series Trust XV	MFS Global Alternative Strategy Fund

MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS Municipal Income Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional Int’l. Equity Fund MFS Institutional Large Cap Value Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios		JPMorgan Chase Bank, N.A.

By:	SUSAN S. NEWTON	By:	ELLEN E. CRANE
Name:	Susan S. Newton	Name:	Ellen E. Crane
Title:	Assistant Secretary	Title:	Executive Director